EXHIBIT 99

Everett Tackett, APR	Rudy Garcia

Director Public Relations	Director Investor Relations

ON Semiconductor	ON Semiconductor

(602) 244-4534	(602) 244-3437

everret.tackett@onsemi.com	rudy.garcia@onsemi.com

ON Semiconductor Announces Management Change

PHOENIX, Ariz. – Jan. 29, 2002 – ON Semiconductor (Nasdaq: ONNN) today announced that Michael Rohleder, senior vice president and director of sales and marketing, has left the company to pursue other opportunities.

         Rohleder started with ON Semiconductor September 1999 as the director of sales and marketing and spent the last 29 months leading that group.

         “Mike was instrumental in establishing ON Semiconductor as an independent company and building our global sales and marketing capabilities,” said Steve Hanson, ON Semiconductor president and chief executive officer. “We’re grateful for Mike’s many contributions to the company and we wish him the best in his future endeavors.”

         The company currently is engaged in a search for Rohleder’s replacement and expects to name one within the next 60 days. In the interim, Hanson will assume responsibility for the sales and marketing organization as the company continues to execute on its strategy. J. Daniel McCranie, as a member of the Board of Directors of ON Semiconductor, will provide guidance and assistance during this search and transition period. McCranie brings a wealth of sales and marketing experience to the equation, having spent 30 years in the semiconductor business with increasing management, sales and marketing and engineering responsibilities including vice president of sales and marketing at Cypress Semiconductor.

         Prior to joining ON Semiconductor, Rohleder was president and chief executive officer of Wyle Electronics, a member of the VEBA Electronic Group. Before that he was chief executive officer of Insight Electronics, also a member of the VEBA Electronic Group.

About ON Semiconductor

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ON Semiconductor Announces Management Change
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ON Semiconductor (Nasdaq: ONNN) offers an extensive portfolio of power- and data-management semiconductors that address the design needs of today’s sophisticated electronic products, appliances and automobiles. For more information visit ON Semiconductor’s Web site at http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

This press release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, and are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. Forward-looking statements in this press release include the expected timing of Rohleder’s replacement being found. This and other forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in forward-looking statements. Among these factors is the inability to attract/recruit a replacement of Rohleder in a timely manner. Other factors include recently incurred substantial operating losses and possible future losses, changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand and average selling prices for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of manufacturing capacity, availability of raw materials, competitors’ actions, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, restructuring programs and the impact of such programs, control of costs and expenses, inability to reduce manufacturing and selling, general and administrative costs, litigation, risks associated with acquisitions and dispositions, changes in management, risks associated with our substantial leverage and restrictive covenants in our debt instruments (including those relating to the increased cost of servicing our debt and complying with the additional restrictions imposed as a result of the amendment to our senior credit facilities), possible future delisting of our common stock by Nasdaq, risks associated with our international operations and terrorist activities both in the United States and internationally, and risks involving environmental or other governmental regulation. Additional factors that could affect our future results or events are described from time to time in ON Semiconductor’s Securities and Exchange Commission reports. See in particular Exhibit 99.1 of the company’s Form 10-Q for the quarterly period ended September 28, 2001, entitled “Risk Factors” and subsequently filed reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.